                                                                     EXHIBIT 2.3

                         REGISTRATION RIGHTS AGREEMENT



     This Registration Rights Agreement (the "Agreement"), made and entered into
                                              ---------
as of January 4, 2001 between The InterCept Group, Inc., a corporation formed under the laws of the State of Georgia ("InterCept"), and SLMsoft.com, Inc., a
                                         ---------
corporation formed under laws of the Province of Ontario ("Shareholder"),
                                                           -----------

                             W I T N E S S E T H:

     WHEREAS, InterCept, Shareholder and a subsidiary of Shareholder have entered into a Purchase Agreement (amended and restated) dated as of November 29, 2000 (the "Purchase Agreement");
               ------------------

     WHEREAS, under the Purchase Agreement, InterCept will issue to Shareholder shares of its common stock, and the parties to this Agreement desire for Shareholder to have certain registration and other rights with respect to such shares;

     NOW THEREFORE, for and in consideration of the premises, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

     "Closing Date" has the meaning specified in the Purchase Agreement.
      ------------

     "Common Stock" means the voting common stock, without par value per share,
      ------------
of InterCept.

     "Estimated Offering Price" the gross price obtained by multiplying (x) the
      ------------------------
number of shares of Common Stock specified by Shareholder in the applicable registration request by (y) the highest closing price or bid price, as the case may be, during the 30-calendar day period preceding the date that the notice is given.

     The terms "register," "registered" and "registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" means shares of Common Stock issued to shareholder
      ----------------------
pursuant to the Purchase Agreement (including shares of Common Stock placed into escrow), except that (y) any Registrable Securities resold in a public transaction shall cease to be Registrable Securities, (x) on and after the second anniversary of the Closing Date, securities shall not constitute Registrable Securities if such securities may be resold in a public transaction without registration under the Securities Act pursuant to Rule 144 under the Securities Act, but only if (A) at the time of any such sale the Common Stock is traded on either the NASDAQ National Market (or any successor thereto), the New York Stock Exchange or the American Stock Exchange; and (B) Shareholder beneficially owns less than one percent (1%) of the Company's outstanding Common Stock; and (z) any securities that would otherwise be Registrable Securities shall cease to be Registrable Securities on the third anniversary of the Closing Date.

     "SEC" means the Securities and Exchange Commission or any other federal
      ---
agency at the time administering the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, or any similar
      --------------
federal statute promulgated in replacement thereof, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "Underwritten Public Offering" means a public offering of Common Stock for
      ----------------------------
cash that is offered and sold in a registered transaction on a firm commitment underwritten basis through one or more underwriters, all pursuant to an underwriting agreement among InterCept, any selling shareholders and such underwriters.

     "Violation" means any of the following statements, omissions or violations:
      ---------
(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed under or referred to in this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by InterCept of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law arising from, relating to or in connection with the offer and sale of Registrable Securities pursuant to this Agreement.

     2.   Requests for Registration.
          -------------------------

          (a) Subject to the conditions of and in accordance with the terms of this Agreement, if at any time during the period beginning 120 calendar days after the Closing Date and continuing through the second anniversary of the Closing Date, Shareholder shall deliver a written request to InterCept, then Intercept shall file (as expeditiously as practicable, and in any event within 60 days of the receipt of such request, but in no event sooner than 180 calendar days after the Closing Date) and use its commercially reasonable best efforts to effect, a registration statement on Form S-3 (or any successor form providing for either (x) similar disclosures, or (y) less extensive disclosures if InterCept elects, in its sole discretion, to use such form) under the Securities Act covering the resale of all Registrable Securities that Shareholder requested to be registered. Notwithstanding the foregoing, (A) if at the time of a request InterCept has sold securities in an Underwritten Public Offering in which Shareholder had the opportunity to sell at least 75% of the Registrable Securities specified in a request under Section 3 below, then Intercept shall not be required to file a registration statement upon a request by Shareholder under this Section 2 until at least 180 days after the effective date of such Underwritten Public Offering; and (B) in no event shall InterCept be obligated to file a registration statement for which the Estimated Offering Price shall be less than $750,000.

          (b) The right of Shareholder to registration pursuant to Section 2(a) shall be conditioned upon Shareholder's participation and cooperation in the offering.

          (c) InterCept shall be entitled to include in any registration statement referred to in this Section 2 shares of Common Stock to be sold by InterCept for its own account or other then existing shareholders for their own account.

          (d) InterCept shall be entitled to postpone for a period of time not exceeding 60 calendar days the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2, if InterCept has determined, in the exercise of reasonable judgment, that such action would delay or interfere with any material financing, acquisition, corporate reorganization, or other transaction involving InterCept then pending or contemplated. InterCept agrees to provide a summary of the transaction to Shareholder, provided that Shareholder has executed and delivered a confidentiality agreement in form and substance reasonably acceptable to InterCept in connection with any disclosures InterCept is required to make under this paragraph, which agreement shall provide in part that Shareholder agrees not to purchase or sell InterCept securities until the transaction is either announced publicly or is terminated.

          (e) If a registration statement pursuant to this Section 2 does not become effective within 12 months after the initial filing thereof as a result of any reason other than a material adverse development in the business or condition (financial or other) of InterCept or other acts or matters within the control of InterCept, or if such registration statement is abandoned or withdrawn at the request of Shareholder, then, unless Shareholder, promptly upon receipt of a request therefor, supported by an invoice setting forth the expenses in reasonable detail, reimburses InterCept for the registration expenses in respect of such registration statement, InterCept shall be deemed to have satisfied its obligation pursuant to this Section 2 with respect to such registration.

          (f) Notwithstanding any other term or condition in this Agreement, no request for registration pursuant to Section 2 shall be deemed to have been met and InterCept shall be deemed not to have satisfied its obligations under
Section 2 with respect to such registration unless and until a registration statement has become effective under the Securities Act. Notwithstanding this
Section 2(f), if Shareholder withdraws, or causes to be withdrawn, a registration statement and fails to reimburse InterCept for the registration expenses it has incurred (which shall be supported by a written invoice(s) setting forth such expenses in reasonable detail), InterCept will be deemed to have satisfied its obligations under Section 2 with respect to such registration.

          (g) InterCept shall be obligated to effect only two registrations pursuant to a request by Shareholder as provided in this Section 2; provided,
                                                                    --------
however, that if at any time before the second registration or deemed
-------
registration, InterCept has conducted an offering in which Shareholder sold or could have sold Registrable Securities under the provisions of Section

3 below, Shareholder shall be limited to one registration pursuant to a request by Shareholder as provided in this Section 2. A registration shall be deemed to satisfy (and count as a registration under) the foregoing obligation only when it covers (or would have covered but for Shareholder's decision to withdraw its shares from the registration) at least 75% of the Registrable Securities specified in Shareholder's requests, provided that the mutual decision of InterCept, Shareholder and the proposed underwriter of the offering in question to delay or defer the filing of a registration or withdraw it shall not be deemed to be a "registration" under this Section 2(g).

     3.   Piggyback Registration.
          ----------------------

          If InterCept shall determine to register for sale for cash any of its Common Stock, for its own account, other than a registration relating solely to employee benefit plans or securities issued or issuable to employees or consultants (including a registration on Form S-8), a registration relating solely to an SEC Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, or similar event, or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, then InterCept shall promptly give Shareholder written notice thereof and shall use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by Shareholder, made no later than 10 days after the date of receipt of such written notice from InterCept. However, InterCept may, with or without the consent of Shareholder, withdraw such registration statement before the SEC has declared it effective if InterCept elects in its sole discretion to do so.

          4.   Underwritten Public Offerings.  If Shareholder intends to
               -----------------------------
distribute the Registrable Securities covered by a request under Section 2 by means of an Underwritten Public Offering, Shareholder shall so advise InterCept in its request made pursuant to Section 2. If the registration being effected under Section 3 is for an Underwritten Public Offering, InterCept shall so advise Shareholder in its notice to Shareholder. In either such event the right of Shareholder to registration shall be conditioned upon Shareholder's participation in such underwriting and the inclusion of Shareholder's Registrable Securities in the underwriting to the extent provided herein. Shareholder shall (together with InterCept and any other shareholders of InterCept distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by InterCept. Notwithstanding any other provision of this Section 4, if the underwriter or InterCept determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. InterCept shall so advise Shareholder, and the number of shares of Common Stock that may be included in the registration and underwriting, if any, shall be allocated among InterCept, Shareholder and any other selling shareholders who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If Shareholder disapproves of the terms of any such underwriting, Shareholder may elect to withdraw therefrom by written notice to InterCept and the underwriter.

     5.   Registration Procedures.
          -----------------------

          (a) In the case of each registration, qualification, or compliance effected by InterCept pursuant to Sections 2 or 3, InterCept will keep Shareholder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof. At its expense, InterCept will use its commercially reasonable best efforts to, subject to the provisions of paragraph 5(b) below:

               (1) furnish, on a reasonable and timely basis in advance, copies of all registration materials and other documents proposed to be filed with the SEC and other regulatory authorities to Shareholder and counsel selected by Shareholder;

               (2) keep such registration, qualification or compliance effective for a period of 90 days from the date of the declaration of effectiveness of such registration or until Shareholder has completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (3) furnish such number of prospectuses and other documents incident thereto as Shareholder from time to time may reasonably request;

               (4) prepare and file with the SEC and other applicable regulatory authorities such amendments and supplements to the registration materials as may be necessary to keep these registration rights effective and to comply with the provision of the securities laws with respect to the sale or other disposition of such Registrable Securities;

               (5) cause the shares of Common Stock issued to Shareholder in connection with the Purchase Agreement to be listed for trading on the Nasdaq National Market and any other exchange where InterCept securities are listed;

               (6) register and qualify the Registrable Securities covered by such statement for offer and sale under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by Shareholder; provided, however, that InterCept shall not be required in connection therewith
--------  -------
or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause, (ii) to file a general consent to service of process in any such state or jurisdiction, or (iii) to register as a dealer or to cause any officer or employee of InterCept to register as a salesman in effecting such registration or qualification;

               (7) promptly notify Shareholder (with a copy to Shareholder's as provided in the Purchase Agreement):

                    (i) whenever a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                    (ii) upon the receipt of InterCept of any notification with respect to any comments by the SEC and other regulatory authorities with respect to the Registration documents or any requests of the SEC or other regulatory authority for the amending or supplementing thereof or for additional information with respect thereto;

                    (iii) upon the issuance or written threat of issuance by the SEC or other regulatory authority of any stop trading order, or stop order suspending the effectiveness of such registration documents or the initiation or threatening of any proceeding for that purpose (in which event InterCept shall use its best efforts to prevent the issuance thereof or, if issued, to obtain its withdrawal); and

                    (iv) upon the receipt of InterCept of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

          (b) If InterCept determines that a registration statement effected pursuant to this Agreement interferes with any material financing, acquisition, corporate reorganization, or other transaction involving InterCept then pending or contemplated, it shall notify Shareholder in writing of such transaction and the resulting need to terminate or withdraw the registration statement. Shareholder agrees to promptly execute and deliver a confidentiality agreement in form and substance reasonably acceptable to InterCept in connection with any disclosures InterCept is required to make under this paragraph, which agreement shall provide in part that Shareholder agrees not to purchase or sell InterCept securities until the transaction is either announced publicly or is terminated. InterCept may withdraw or terminate such registration statement without liability to Shareholder except as provided in paragraph 5(c) below with respect to demand registration rights.

          (c) If InterCept withdraws or terminates a registration covering Registrable Securities of Shareholder, then, unless at least 75% of the Registrable Securities specified in Shareholder's request have already been registered and sold pursuant to that registration, the registration shall not be deemed to satisfy (and count as a registration under) Section 2 above.

     6.   Existing Registration Rights.  Other than registration rights to a
          ----------------------------
holder of 350,000 shares of Common Stock, InterCept represents and warrants that there are no outstanding registration rights with respect to the Common Stock. Shareholder expressly agrees that notwithstanding any other provision of this Agreement, Section 3 shall not apply to any registration effected by InterCept upon the request of the holder of such rights.

     7.   Limitation on Future Registration Rights.  From and after the date of
          ----------------------------------------
this Agreement, InterCept shall not, without the prior written consent of Shareholder, enter into any agreement with any holder or prospective holder of any securities of InterCept that would allow such holder or prospective holder to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on a pro-rata basis with the Registrable

Securities of Shareholder that are included therein (based on the numbers of Registrable Securities and securities of the other holder requested to be included in the registration). Similarly, from and after the date of this Agreement, InterCept shall not, without the prior written consent of Shareholder, enter into any agreement with any holder or prospective holder of any securities of InterCept that would allow such holder or prospective holder to request a registration unless under the terms of such agreement, Shareholder is permitted to include Registrable Securities in any such registration on a pro-rata basis with the securities of the other holder requested to be included in the registration (based on the numbers of Registrable Securities and securities of the other holder requested to be included in the registration). InterCept agrees to promptly provide Shareholder with a copy of any agreement providing for additional registration rights (provided that Shareholder shall have signed a confidentiality agreement of the type referenced in Section 5(b) if InterCept in its sole discretion so requires).

     8.   Registration Expenses.  InterCept shall pay the expenses in connection
          ---------------------
with any registration under Sections 2 and 3, including, without limitation, all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, and the fees and disbursements of counsel for InterCept and of its independent accountants; provided, however,
                                                          --------  -------
that Shareholder shall be obligated to pay the foregoing expenses in connection with the second registration requested under Section 2. In any registration, (i) each party shall pay for or otherwise bear its own underwriting discounts and commissions and transfer taxes; and (ii) Shareholder shall pay for Shareholder's legal expenses incurred in connection with such registration.

     9.   Volume and Timing Limitations.  Notwithstanding any other provision of
          -----------------------------
this Agreement, Shareholder shall not sell more than one-third of the Registrable Securities originally issued to Shareholder in any of the following six-month periods: (1) the six-month period beginning six months after the Closing Date; (2) the six-month period beginning 12 months after the Closing Date; or (3) the six-month period beginning 18 months after the Closing Date.

     10.  Notification by Shareholder of Proposed Sales Outside a Registration.
          --------------------------------------------------------------------
If Shareholder proposes to sell more that 50,000 shares of the Registrable Securities in a single transaction or series of transactions other than in a registration hereunder, Shareholder shall notify InterCept in writing at least 20 calendar days in advance of the first such sale.

     11.  Assignment of Rights.  Shareholder may assign its rights under this
          --------------------
Agreement, in whole or in part, to any person who acquires at least 100,000 shares of the Registrable Securities from Shareholder, provided, however, that
                                                       --------  -------
in each case (i) such transfer from Shareholder is in compliance with all applicable securities laws, with such compliance established to the reasonable satisfaction of InterCept and its counsel (provided that in no event shall any transferee who acquires shares of Common Stock from Shareholder pursuant to Rule 144 succeed to Shareholder's rights hereunder), and (ii) such transferee or assignee delivers to InterCept a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Shareholder under this Agreement to the same extent as if such transferee or assignee was a party hereto. Such written instrument shall provide that (i) all references herein to Registrable Securities of Shareholder shall include the Registrable Securities held by such transferee or assignee, with any allocation, exclusion or limitation on Registrable Securities hereunder to be applied pro rata among the Registrable Securities of Shareholder and the

Registrable Securities of such transferee or assignee, and (ii) such transferee or assignee shall be bound by any decision, election, waiver or consent of Shareholder under this Agreement (including but not limited to decisions to request or withdraw a registration, to waive defaults by InterCept or to amend or modify this Agreement). Except as specifically permitted in this Section, neither this Agreement nor any Shareholder's rights or privileges under this Agreement can be assigned or transferred in whole or in part without the prior written consent of InterCept.

     12.  Information by Shareholder.  The holder of Registrable Securities
          --------------------------
included in any registration shall furnish to InterCept such information regarding such holder and the distribution proposed by such holder as InterCept may request in writing.

     13.  "Market Stand-off" Agreement.  Shareholder will not sell or otherwise
           ---------------------------
transfer or dispose of any Registrable Securities held by Shareholder (except Common Stock included in such registration) during the 90-day period following the effective date of any Underwritten Public Offering if so requested by InterCept or the underwriters of such offering. The foregoing restriction shall apply whether or not (i) Registrable Securities were included therein, and (ii) Registrable Securities were excluded from such registration as permitted under
Section 4. InterCept may impose stop-transfer instructions with respect to the shares subject to the foregoing restriction until the end of such period.

     14.  Indemnification.
          ---------------

          (a) In the event of the offer and sale of Registrable Securities held by Shareholder under the Securities Act, InterCept shall, and hereby does, indemnify and hold harmless Shareholder and each other Person, if any, who controls Shareholder within the meaning of Section 14 of the Securities Act against any losses, claims, damages, or liabilities, joint or several, to which Shareholder or any such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon a Violation, and InterCept shall reimburse Shareholder and each controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action, or proceeding; provided, however, that InterCept shall not be liable in any such
               --------  -------
case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished to InterCept through an instrument duly executed by or on behalf of Shareholder stating that it is for use in connection with such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of InterCept and shall survive the transfer of such shares by Shareholder.

          (b) InterCept may require, as a condition to including any Registrable Securities to be offered by Shareholder in any registration statement filed pursuant to this Section 14, that InterCept shall have received an agreement from Shareholder to be bound by the terms of this Section 14, including an undertaking reasonably satisfactory to it from Shareholder, to indemnify and hold InterCept, its directors and officers, and each other Person, if any, who controls InterCept within the meaning of Section 14 of the Securities Act against any losses, claims, damages, or liabilities, joint or several, to which InterCept or any such director or officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, if such Violation occurs in reliance upon and in conformity with written information about Shareholder furnished to InterCept through an instrument duly executed by Shareholder specifically stating that it is for use in connection with such registration; provided, however, that such indemnity agreement found in this
              --------  -------
Section 14(b) shall in no event exceed the gross proceeds from the offering received by Shareholder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of InterCept or any such director, officer, or controlling person and shall survive the transfer by Shareholder of such shares.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 14(a) or (b) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 14(a) or (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) The indemnification required by Section 14(a) and (b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received, or expenses, losses, damages, or liabilities are incurred.

          (e) If the indemnification provided for in this Section 14 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense as is appropriate to reflect the relative benefits received by the indemnified party on the one hand, and the indemnifying party on the other from the offering of the Common Stock, as well as other relevant equitable considerations.

     15.  Miscellaneous
          -------------

          (a)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Georgia applicable to contracts between Georgia residents entered into and to be performed entirely within the State of Georgia. Shareholder consents to exclusive jurisdiction by the federal courts sitting in Fulton County in the State of Georgia.

          (b)  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

          (c)  Entire Agreement.  This Agreement constitutes the full and entire
               ----------------
understanding and agreement between the parties with regard to the subjects hereof.

          (d)  Notices, etc.  All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be delivered in accordance with the notice provisions of the Purchase Agreement.

          (e)  Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power, or remedy accruing to Shareholder of any Registrable Securities, upon any breach or default of InterCept under this Agreement, shall impair any such right, power, or remedy of Shareholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of Shareholder of any breach or default under this Agreement, or any waiver on the part of Shareholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to Shareholder, shall be cumulative and not alternative.

          (f)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (g)  Severability.  In the case any provision of this Agreement shall
               ------------
be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (h)  Amendments.  The provisions of this Agreement may be amended at
               ----------
any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by InterCept and Shareholder. Any amendment or waiver effected in accordance with this subsection shall be binding upon each InterCept, each holder of Registrable Securities at the time outstanding and each future holder of all such securities.

          (i)  Removal of Legends from Share Certificates.  InterCept agrees to
               ------------------------------------------
instruct its transfer agent to issue to Shareholder share certificates without restrictive legends replacing the certificates evidencing the Registrable Securities upon the request of Shareholder made at any time after the second anniversary of the Closing Date.

          (j)  Changes in Registrable Securities.  If, and as often as, there
               ---------------------------------
are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, InterCept will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

                        Signatures begin on next page.

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

     This Registration Rights Agreement is duly executed as of the date first above written.


                              "InterCept"

                              The InterCept Group, Inc.


                              By:  /s/ Scott R. Meyerhoff
                                  --------------------------
                                   Name:  Scott R. Meyerhoff
                                   Title: CFO


                              "Shareholder"

                              SLMsoft.com, Inc.


                              By:  /s/ Dev. Misir
                                  ------------------
                                   Name:  Dev. Misir
                                   Title: EVP

                                       12